NOVATION AGREEMENT
This Novation Agreement is dated 29th June 2018
BETWEEN:

(1)
ASPEN INSURANCE UK SERVICES LIMITED, a company registered in England and Wales (with registered number 04270446) and whose registered office is at 30 Fenchurch Street, London, EC3M 3BD (the “UK Customer”);

ASPEN INSURANCE U.S. SERVICES, INC., a company incorporated in Delaware, United States, whose registered office is at 1209 Orange Street, Wilmington, DE 19801 (the “US Customer”);
ASPEN BERMUDA LIMITED, a company incorporated in Bermuda with company number 127314 and registration number 32866, whose registered office is at 141 Front Street, Hamilton, HM 19, Bermuda (the “Bermuda Customer”);
(the UK Customer, US Customer and Bermuda Customer, together referred to herein as the “Customer”)

(2)
GENPACT INTERNATIONAL, INC., a company incorporated in Delaware, United States, whose registered office is at 1155, Avenue of the Americas, 4th Floor, New York, NY 10036 (the “Outgoing Service Provider”); and

(3)	GENPACT (UK) LIMITED, a company registered in England and Wales (with registered number 04217635) whose registered office is at 66 Buckingham Gate, 4th Floor, London SW1E 6AU (the “Successor”).

RECITALS:

(A)	The Customer and the Outgoing Service Provider have entered into the agreement(s) listed in Schedule 1 (the “Agreement(s)”).

(B)
The Parties have agreed to enter into this Novation Agreement under which the rights and obligations of the Outgoing Service Provider under the Agreement(s) are transferred to and undertaken by the Successor, in the Outgoing Service Provider’s stead.

In consideration of the mutual undertakings given hereunder the Parties agree as follows:
1.     DEFINITIONS AND INTERPRETATION

1.1	The following words and phrases shall have the following meanings:

Agreement(s)	has the meaning given in Recital (A);
Customer	means the UK Customer, US Customer and Bermuda Customer;
Novation Agreement	means this agreement and the schedules attached hereto;
Novation Date	means in respect of the Agreement, the date shown in the relevant paragraph[s] in schedule 1 to this Novation Agreement; and
Parent Company Guarantee	means a parent company deed of guarantee in the form set out in Schedule 25 of the Agreement amended so that the “Service Provider” is replaced with the Successor.

2.     CONDITIONS PRECEDENT

2.1	This Agreement shall not come into force unless and until the Parent Company Guarantee and this Agreement have each been duly executed by all the respective parties thereto.

2.2	The Successor shall promptly inform the UK Customer as soon as the Parent Company Guarantee has been duly executed by all the respective parties to the Parent Company Guarantee.
3.     UNDERTAKINGS

3.1
Subject to clause 4, the Successor hereby undertakes to the Customer and the Outgoing Service Provider that, with effect on and from the Novation Date, it shall accept and perform all obligations and discharge all liabilities and otherwise be bound by the Agreement(s) as if the Successor had at all times since the Agreement(s) entered into force been a Party to the Agreement as the “Service Provider” in place of the Outgoing Service Provider.

3.2
Subject to clause 4, the Customer hereby undertakes to the Successor and the Outgoing Service Provider that, with effect from the Novation Date, it shall accept and perform all obligations and discharge all liabilities and otherwise be bound by the Agreement(s) as if the Successor had, at all times since the Agreement(s) entered into force been a Party to the Agreement(s) in place of the Outgoing Service Provider.

3.3	Accordingly all references in the Agreement to “Service Provider” in the Agreement shall be deemed to be references to the Successor.
4.     RELEASE AND ONGOING OBLIGATIONS

4.1
In consideration for the undertakings given in this Novation Agreement, the Outgoing Service Provider and the Customer, with effect on and from the Novation Date each releases and discharges the other from that Party’s obligations and liabilities to the other under or in relation to the Agreement(s), and, subject to the foregoing, the Outgoing Service Provider and the Customer hereby waive any rights of action they may have under the Agreement(s) against each other in respect of the rights, obligations and liabilities assumed by the Successor.

4.2	The Outgoing Service Provider, the Customer and the Successor hereby agree that, in respect of the Agreement(s):

(a)
the Outgoing Service Provider shall remain liable to the Customer for all of the Outgoing Service Provider’s liabilities, obligations, acts and omissions that accrued or occurred prior to the Novation Date;

(b)	the Customer shall remain liable to the Outgoing Service Provider for all of the Customer’s liabilities, obligations, acts and omissions that accrued or occurred prior to the Novation Date;

(c)
the Successor shall be liable to the Customer or the Outgoing Service Provider, as applicable, for all of the Successor’s liabilities, obligations, acts and omissions that accrue or occur on or after the Novation Date; and

(d)	the Successor shall not be liable to either the Outgoing Service Provider or the Customer for any liabilities, obligations, acts or omissions that accrued or occurred prior to the Novation Date.

4.3	The Successor and the Customer agree that, subject to clause 6.2 below, the Agreement(s) shall remain in full force and effect as novated by this Novation Agreement.
5.     RIGHTS

5.1
The Successor shall be entitled to rights and benefits identical to those to which the Outgoing Service Provider was entitled under or in relation to the Agreement(s) immediately prior to the Novation Date.

5.2
The Customer shall be entitled to rights and benefits in relation to the Successor, identical to those to which it was entitled in relation to the Outgoing Service Provider under or in relation to the Agreement(s) immediately prior to the Novation Date.

5.3
The Outgoing Service Provider, the Customer and the Successor hereby agree that, notwithstanding anything to the contrary in the Agreement(s), the Outgoing Service Provider shall be entitled to assign, novate or otherwise transfer any or all of its rights, obligations or liabilities under the Agreement(s) to Successor. The Customer and the Successor undertakes to the Outgoing Service Provider that each shall execute all such documents, consent, waivers and do all such other things as are reasonably required to give effect to the provisions of this clause 5 or any other provision of this Novation Agreement.

6.     SPECIFIC CONDITIONS AND AMENDMENTS

6.1	The terms and conditions of this Novation Agreement specific to each of the Agreement(s) are set out in Schedule 2 to this Novation Agreement.

6.2	The Outgoing Service Provider, the Successor and the Customer agree that the Agreement(s) if amended, shall be amended as set out in Schedule 3 to this Novation Agreement.
7.     CONFIDENTIALITY
The Outgoing Service Provider, the Customer and the Successor agree to keep confidential the existence and terms of this Novation Agreement and any other document designated as confidential by the disclosing Party, save that, for the avoidance of doubt, they and their legal advisers may make a disclosure when under a legal or regulatory obligation to do so (provided that, where reasonably practicable and without breaking any legal or regulatory obligation, two (2) days’ prior written notice is provided by the Party making the disclosure to the other Parties), or to their respective professional advisors, auditors or insurers or in order to secure compliance with this Novation Agreement in the event of a breach by another Party (provided always that such third parties are placed under and comply with obligations of confidentiality no less onerous than those set out herein). The provision of confidentiality contained herein shall not apply to the extent that the information comprising the subject matter of this clause 7 falls into the public domain without breach by a Party of an obligation under this Novation Agreement, is otherwise acquired from a third party who owes no obligation in respect of the information, or is otherwise known by the receiving Party.
8.     WARRANTY OF AUTHORITY
Each Party warrants that this Novation Agreement constitutes its legal, valid and binding obligation, that it has full power and authority to enter into and perform and has taken all necessary action to authorise its entry into and performance of this Novation Agreement.

9.     COSTS
Each of the Parties shall pay its own costs in relation to the negotiation of this Novation Agreement and in relation to any legal documentation arising out of this Novation Agreement.
10.     ENTIRE AGREEMENT
Save in respect of any terms set out in the Agreement (which terms shall apply only as between the Customer and the Successor), this Novation Agreement shall constitute the entire agreement between the Parties in relation to the subject matter of this Novation Agreement and all other terms, statements or undertakings are expressly excluded. The Parties acknowledge that in entering into this Novation Agreement they are not relying upon any statement or representation made by or on behalf of the other Party, whether or not in writing, at any time prior to the execution of this Novation Agreement, which is not expressly set out in this Novation Agreement. The foregoing does not exclude or limit any Party’s liability for any fraudulent misrepresentation upon which the other Party can prove it relied.
11.     COUNTERPARTS
This Novation Agreement may be executed in counterparts, each of which, when so executed and delivered, should be an original, but all the counterparts shall together constitute one and the same instrument.
12.     THIRD PARTY RIGHTS
A person who is not a party to this Novation Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Novation Agreement but this does not affect any rights or remedy of a third party which exists or is available other than under that Act.
13.     GOVERNING LAW
This Novation Agreement shall be considered as a contract made in England and shall be interpreted and construed according to the laws of England and Wales and any dispute or issue arising under or pursuant to this Novation Agreement shall be subject to the exclusive jurisdiction of the English Courts, to which all the Parties hereby irrevocably submit.

IN WITNESS whereof the Parties hereto duly enter into this Novation Agreement the day and year first before written.
SIGNED for and on behalf of ASPEN INSURANCE UK SERVICES LIMITED by:
Signature: /s/ Michael Cain
Name:     Michael Cain
Title:     Group General Counsel
SIGNED for and on behalf of ASPEN INSURANCE U.S. SERVICES, INC. by:
Signature: /s/ Michael Cain
Name:     Michael Cain
Title:     Group General Counsel
SIGNED for and on behalf of ASPEN BERMUDA LIMITED by:
Signature: /s/ Kate Vacher
Name:     Kate Vacher
Title:     Chief Executive Officer, Aspen Bermuda Limited and Director of Underwriting

SIGNED for and on behalf of GENPACT INTERNATIONAL, INC. by:
Signature: /s/ Katayan Thakur
Name: Katayan Thakur
Title: Vice President - Legal

SIGNED for and on behalf of GENPACT (UK) LIMITED by:
Signature: /s/ K. P. Santosh
Name: K.P. Santosh
Title:     Senior Vice President

SCHEDULE 1
Supplier Name : Genpact International, Inc.
Contract Number :
Contract Date Schedule Number :
Agreement Description : Outsourcing Agreement dated April 1, 2018
Product / Service :
Novation Date : Effective as of April 1, 2018

SCHEDULE 2
[SPECIFIC TERMS AND CONDITIONS]
INTENTIONALLY LEFT BLANK

SCHEDULE 3
AMENDMENTS TO THE AGREEMENT
Clause 41.2 of the Agreement is hereby deleted and replaced with the following:

41.2	The addressees of the Parties for the purpose of this clause 41 and for the purpose of service of proceedings are set out below. Notices must be addressed to:
For the Customer – addressed to the UK Customer
For the attention of : The General Counsel
With a copy to the BPO Lead
At the address listed at the top of this Agreement

For the Service Provider
For the attention of : The Counsel
With a copy to the Service Provider Delivery Lead
At the address listed at the top of this Agreement (as amended by this Novation Agreement)